Exhibit 10.6

BRUSH ENGINEERED MATERIALS INC.

2006 Non-employee Director Equity Plan

1. Purposes. The purpose of this 2006 Non-employee Director Equity Plan (the “Director Plan”) is to provide ownership in the Common

Shares of Brush Engineered Materials Inc. (the “Company”) to members of the Board of Directors (the “Board”) who are not employees in order to align their interests more closely with the interests of the Company’s other shareholders and to provide financial incentives and rewards that will help attract and retain the most qualified non-employee directors. This Plan replaces the Company’s 1997 Stock Incentive
Plan for Non-employee Directors (As amended and restated as of May 1, 2001), as further amended by Amendment No. 1 (the “1997 Director
Plan”) and the 2005 Deferred Compensation Plan for Non-employee Directors (the “2005 Director Plan”).

2. Administration.

(a) This Plan will be administered by the Governance Committee of the Board (the “Committee”), which will have full power and authority, subject to the provisions of this Plan, to supervise administration and to interpret the provisions of this Plan and to authorize and supervise any grant of any award, any issuance or payment of Common Shares and any crediting or payment of Deferred Stock Units (as defined in Section 6 below). No Participant (as defined in Section 3 below) in this Director Plan will participate in the making of any decision with respect to any question relating to grants made or Common Shares issued under this Plan to that Participant only.

(b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Awards and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

3. Eligibility. Each member of the Board who is not an employee of the Company will be eligible to receive awards and Common Shares in accordance with this Plan (each, a “Participant”), provided that shares remain available for issuance hereunder in accordance with Section 4.

4. Shares Subject to this Plan. The shares that may be issued or credited to accounts pursuant to Section 6 of this Plan will be 150,000

Common Shares, subject to adjustment in accordance with Section 11 of this Plan.

5. Compensation in General. The amount of the director retainer fee, any director fees that may be payable for attendance at meetings of the Board and/or committees thereof and any other compensation paid to the directors for services as a director (collectively, the “Director
Compensation”) will be determined from time to time in accordance with the Company’s Code of Regulations and applicable law.

6. Equity Awards.

(a) The Committee may grant to Participants under this Director Plan the following types of awards (each, an “Award”): stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, other stock awards and deferred stock units, as described herein.

(b) Each Award granted under this Plan will be subject to such terms and conditions as shall be established by the Committee, and the

Committee will determine the number of Common Shares underlying each Award. Notwithstanding the foregoing:

(i) Stock Options. The exercise price of each option will be determined by the Committee but will not be less than 100% of the

Fair Market Value of a Common Share on the date the option is granted. Each option will expire and will be exercisable at such time and subject to such terms and conditions as the Committee shall determine, provided that no option will be exercisable later than the tenth anniversary of its grant. In no event will the Committee cancel any outstanding stock option for the purpose of reissuing the stock option to the Participant at a lower exercise price or reduce the exercise price of an outstanding stock option.

(ii) SARs. SARs may be granted in tandem with a stock option granted under this Director Plan or on a free-standing basis. The grant price of a tandem SAR will be equal to the exercise price of the related option and the grant price of a free-standing SAR will be at least equal to 100% of the Fair Market Value of a Common Share on the date of its grant. A SAR may be exercised upon such terms and conditions and for such term as the Committee in its sole discretion determines, provided that the term will not exceed the option term in the case of a tandem SAR or ten years in the case of a free-standing SAR. Payment for an SAR may be made in cash or stock, as determined by the Committee.

(iii) Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be subject to such restrictions and conditions as the Committee determines and all restrictions will expire at such times as the Committee shall specify.

(iv) Stock Awards. The Committee may award to Participants, on a quarterly or other basis, a specified number of Common Shares or a number of Common Shares equal to a dollar value as determined by the Committee from time to time.

(v) Deferred Stock Units. Each Participant may elect to have restricted stock units or other stock awards under this Director Plan paid in the form of deferred stock units (“Deferred Stock Units”) upon vesting or payment of such Award, which Deferred Stock Units will be credited to a book-keeping account in the name of the Participant in accordance with this Director Plan.

(c) Unless otherwise determined by the Committee, the following Awards shall be made automatically:

(i) On the business day following the day a Participant is first elected or appointed to the Board, such Participant shall be granted Common Shares equal to $100,000 divided by the Fair Market Value of a Common Share on the day the Participant is elected or appointed to the Board, which shall be unrestricted except as may otherwise be required by law.

(ii) On the business day following the annual meeting of shareholders beginning with the 2006 annual meeting, each Participant shall be granted the number of restricted stock units equal to $45,000 divided by the Fair Market Value of a Common Share on the day
of the annual meeting. Such restricted stock units shall be paid-out in Common Shares at the end of a one-year restriction period unless the Participant elects to be paid in Deferred Stock Units. Notwithstanding the foregoing, if a Participant incurs a termination of service before the end of such one-year restriction period, such Participant shall be entitled to receive a pro-rata payment of Common Shares based on the number of full months of service since the date of grant. Such pro-rata payments, if any, that were deferred pursuant to elections made under Sections 7 and 8 shall remain subject to such elections.

7. Further Elections.

(a) Any Participant may elect to have all or any portion of the cash portion of his or her Director Compensation paid in Common

Shares and may further elect to have all or any portion of any Director Compensation that the Participant has elected to receive in Common
Shares and any Awards granted as Director Compensation paid in the form of Deferred Stock Units, which will be credited to the
Participant’s account. For the portion of a Participant’s cash Director Compensation that he or she elects to receive in Common Shares, the number of Common Shares to be issued will equal the cash amount that would have been paid divided by the Fair Market Value of one
Common Share on the first business day immediately preceding the date on which such cash amount would have been paid. Awards that are deferred pursuant to this Section 7(a) will be credited to the Deferred Stock Units account on a one for one basis. 2

(b) An election pursuant Sections 6(b)(v) and/or 7(a) must be made in writing and delivered to the Company prior to the first day of the calendar year for which the Director Compensation would be earned; provided that elections with respect to awards made under Section 6
(c)(ii) on the first business day following the 2006 annual shareholders’ meeting must be made prior to the date of such meeting. To elect to defer Director Compensation earned during the first calendar year in which a director becomes eligible to participate in this Director
Plan, the new director must make an election pursuant to Section 6(b)(v) and/or 7(a) within 30 days after becoming eligible to participate in this Director Plan and such election shall be effective only with regard to Director Compensation earned subsequent to the filing of the election. All elections to defer Director Compensation under the 2005 Director Plan that were made prior to the start of the 2006 calendar year shall be treated as elections to defer Director Compensation under this Director Plan for the 2006 calendar year.

(c) If a director does not file an election form by the specified date, he or she will receive any Director Compensation for the year that is payable in Common Shares on a current basis and will be deemed to have elected to receive the remainder of the Director Compensation in cash.

8. Deferral .

(a) If a Participant elects to receive Deferred Stock Units, there will be credited to the Participant’s account as of the day such Director Compensation would have been paid, the number of Deferred Stock Units which is equal to the number of Common Shares that would otherwise have been delivered to the Participant pursuant to Section 6 and/or Section 7(a) on such date. The Deferred Stock Units credited to the Participant’s account (plus any additional shares credited pursuant to Section 8(c) below) will represent the number of Common
Shares that the Company will issue to the Participant at the end of the deferral period. Unless otherwise provided herein or pursuant to the terms of any Award hereunder, all Deferred Stock Units awarded under this Director Plan will vest 100% upon the award of such Deferred
Stock Units.

(b) The Deferred Stock Units will be subject to a deferral period beginning on the date of crediting to the Participant’s account and ending upon termination of service as a director or such other period as the Participant may have elected. The period of deferral will be for a minimum period of one year, except in the case where the Participant elects a deferral period determined by reference to his or her termination of service as a director. The Participant may elect payment in a lump sum or payment in equal installments over five or ten years. Elections with respect to the time and method (i.e., lump sum or installments) of payment must be made at the same time as the participant’s election to defer as described in Section 7(b). If the Participant does not specify a time for payment, the Participant will receive payment upon termination of service as a director and if no method of payment is specified by the Participant, he or she will receive payment in a lump sum. A Participant may change the time and method of payment he or she previously elected (or was deemed to elect) by filing a subsequent election with the Company at least twelve months before the date of the previously elected payment date or commencement date, and the newly elected payment date (or payment commencement date) must be at least five years after the previously elected payment date (or the previously elected payment commencement date); provided, however, that such modification will not be effective unless the Participant remains a Director for at least twelve months after the date on which such modification was made. During the deferral period, the Participant will have no right to transfer any rights under his or her Deferred Stock Units and will have no other rights of ownership therein.

(c) A Participant’s account will be credited as of the last day of each calendar quarter with that number of additional Deferred Stock

Units equal to the amount of cash dividends paid by the Company during such quarter on the number of Common Shares equivalent to the number of Deferred Stock Units in the Participant’s account from time to time during such quarter divided by the Fair Market Value of one Common Share on the day immediately preceding the last business day of such calendar quarter. Such dividend equivalents, which will likewise be credited with dividend equivalents, will be deferred until the end of the deferral period for the Deferred Stock Units with respect to which the dividend equivalents were credited. 3

(d) Notwithstanding the foregoing provisions, (i) if, upon the Participant’s termination of service as a director, the value of the

Participant’s account is less than $10,000 the amount of such Participant’s account will be immediately paid to the Participant in cash or Common Shares, (ii) if a Change in Control (as defined in Section 9(c) below) of the Company occurs, the amount of each Participant’s account will immediately be paid to the Participant in full and (iii) in the event of an unforeseeable emergency, as defined under
Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), that is caused by an event beyond the control of the

Participant and that would result in severe financial hardship to the individual if acceleration were not permitted, the Committee will accelerate the payment to the Participant of the Participant’s account, but only up to the amount necessary to meet the emergency.

(e) To the extent a Participant is entitled to a lump sum payment following a Change in Control under Section 8(d) above and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then notwithstanding Section 8(d), payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of (i) the Participant’s termination of service with the Company (determined in accordance with Section 409A); (ii) the date payment otherwise would have been made in the absence of Section 8(d) (provided such date is a permissible distribution date under Section 409A), or (iii) the Participant’s death.

9. Definitions, etc .

(a) For purposes of this Director Plan, Common Shares means (i) Common Shares without par value of the Company and (ii) any security into which Common Shares may be converted by reason of any transaction or even of the type referred to in Section 11 of this Director Plan.

(b) For purposes of this Director Plan, the Fair Market Value means, as of any particular date, the fair market value of the Common

Shares as determined by the Committee.

(c) For purposes of this Director Plan, Change in Control of the Company shall have the meaning determined by the Committee from time to time.

(d) Notwithstanding anything to the contrary contained in this Director Plan, it is a condition to the issuance of Common Shares or Deferred Stock Units that the transaction be registered under applicable securities laws and no Participant will be able to receive Common Shares or Deferred Stock Units in payment of all or part of his or her Director Compensation unless and until such registration has been effected.

(e) For purposes of this Director Plan, “termination of service” means a separation from service as defined under Section 409A of the

Code.

10. Delivery of Shares . The Company will make delivery of certificates representing the Common Shares which a Participant is entitled to receive 60 days following the Participant’s right to receive such Common Shares.

11. Adjustments . In the event that, after the Effective Date of this Director Plan (as defined in Section 16), the number of outstanding

Common Shares is increased or decreased or such shares are exchanged for a different number or kind of shares or other securities by reason of a stock dividend, stock split, recapitalization, reclassification, combination of shares or other change in the capital structure of the Company or by reason of a merger, consolidation, spin off, split off, spin out, split up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, adjustments will be made by the Board in the number and kind of shares or other securities that are underlying Awards and/or credited to accounts hereunder (and in the exercise price or other price of shares subject to outstanding Awards) and that may be issued under this Director Plan as it deems to be appropriate. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or 4 all outstanding Awards under this Director Plan such alternative consideration (if any) as it, in good faith may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

12. Termination or Amendment of this Director Plan . To the extent permitted under 409A of the Code, the Committee may at any time and from time to time terminate, amend or suspend this Director Plan; provided, however, that the Committee may not materially alter this

Director Plan without shareholder approval, including by increasing the benefits accrued to Participants under this Director Plan; increasing the number of securities which may be issued under this Director Plan; modifying the requirements for participation in this Director Plan; or by including a provision allowing the Board or the Committee to lapse or waive restrictions at its discretion. An amendment or the termination of this Director Plan will not adversely affect the right of a Participant to receive Common Shares issuable or cash payable at the effective date of the amendment or termination. No grant will be made under this Director Plan more than 10 years after the date of which it is first approved by shareholders, but all grants made on or prior to such date will continue in effect thereunder subject to the terms thereof and of this Director
Plan.

13. Transferability .

(a) Except as provided in Section 13(c) below, no option right or SAR or other derivative security granted under this Director Plan may be transferred by a Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Committee, option rights and SARs granted under this Director Plan may not be exercised during a Participant’s lifetime except by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the
Participant under state law and court supervision.

(b) The Committee may specify at the date of grant, that all or any part of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of option rights or upon the termination of the restriction period applicable to restricted stock units, or

(ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer applicable to restricted stock, shall be subject to further restrictions upon transfer.

(c) The Committee may determine that option rights and SARs may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more members of the Participant’s immediate family; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Corporation and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant. For the purposes of this Section 16(c), the term
“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in -law, father-in -law,

son-in -law, daughter-in -law, brother-in -law, or sister-in -law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the
Participant) own more than fifty percent of the voting interests.

14. Miscellaneous .

(a) To the extent that the application of any formula described in this Director Plan does not result in a whole number of Common

Shares, the result will be rounded upwards to the next whole number.

(b) The adoption and maintenance of this Director Plan will not be deemed to be a contract between the Company and the Participant to retain his or her position as a director of the Company.

15. Compliance with Section 409A of the Code . To the extent applicable, it is intended that this Director Plan comply with the provisions of Section 409A of the Code. This Director Plan will be administered in a manner consistent with this intent, and any provision that would cause this Director Plan to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with 5

Section 409A (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participants in this Director Plan). Any reference to Section 409A of the Code will include any proposed, temporary or final regulations or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal
Revenue Service.

16. Effective Date of this Director Plan . This Director Plan will be effective immediately on May 2, 2006, the date of its approval by the shareholders of the Company (the “Effective Date”). On the Effective Date, any account balances held by a Participant under the 2005 Director Plan in the form of Deferred Shares shall be treated as Deferred Stock Units, which shall be payable under this Director Plan, but without any change in the time or method of payment provided for in the 2005 Director Plan or any election currently in effect thereunder.